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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement filed on January 20, 1998 on Form S-4 and related Prospectus of MMI Companies, Inc. and MMI Capital Trust I for the registration of $125,000,000 of 7 5/8% Capital Securities of MMI Capital Trust I and to the incorporation by reference therein of our reports dated February 27, 1997, with respect to the consolidated financial statements and schedules of MMI Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, as amended by Form 10-K/A No. 1, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
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                                       ERNST & YOUNG LLP

Chicago, Illinois
January 20, 1998